CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 15, 2006, relating to the consolidated financial statements of Millenia Hope Inc. as of November 30, 2005 and for the years ended November 30, 2004 and 2005 and the reference to our firm as experts in the prospectus which is a part of the registration statement.

/s/ Stark Winter Schenkein & Co., LLP
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Certified Public Accountants

April 10, 2006
Denver, Colorado